EXHIBIT 1

  Resolution of the Board of Directors of The Union Central Life Insurance



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                                  CERTIFICATION

I, John M. Lucas, do hereby certify that I am Secretary of The Union Central Life Insurance Company and that the attached resolution was duly adopted by the Executive Committee acting on behalf of the board of Directors at a meeting held on February 6, 1984.

By       /S/ John Lucas                                February 14, 2008
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         John M. Lucas                                           Date
         Secretary
         The Union Central Life Insurance Company


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                                   RESOLUTION

                  RESOLVED by the Executive Committee acting on behalf of the Board of Directors that the Company, pursuant to the provisions of Section 3907.15 of the Ohio Revised Code, hereby establishes two separate accounts, one designated Carillon Account for Qualified Plans ("CAQP"), and one designated Carillon Account for Private Plans ("CAPP") (hereafter collectively referred to as the "Carillon Accounts"), for the following uses and purposes, and subject to such conditions as hereinafter set forth; and

                  FURTHER RESOLVED, that the Carillon Accounts shall be established to facilitate the issuance by the Company of such variable annuity or such other contracts ("Contracts") as the Chairman and Chief Executive Officer or the President and. Chief Operating Officer may designate and shall constitute separate accounts into which are allocated amounts paid to or held by the Company under such Contracts; and

                  FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to CAQP shall, in accordance with the Contracts, be credited to or charged against such account without regard to any other income, gains or losses of the Company, or of any other separate account of :the Company; and

                  FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to CAPP shall, in


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accordance with the Contracts, be credited to or charged against such account without regard to any other income, gains or losses of the Company, or of any other separate account of the Company; and

                   FURTHER RESOLVED, that the investment policy of both Carillon Accounts shall be to invest or reinvest the assets of such account in securities issued by such investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Contracts or by the Company; and

                   FURTHER RESOLVED, that four sub -accounts be, and hereby are, established within each Carillon Account to which net payments under the Contracts will be allocated in accordance with instructions received from contractholders, and that the Chairman and Chief Executive Officer and the President and Chief Operating Officer be, and that each of them with full power to act without the other, hereby are, authorized to increase or decrease the number of sub-accounts in each Carillon Account as deemed necessary or appropriate; and

                   FURTHER RESOLVED, that CAQP may be used to hold the amounts contributed under Contracts issued in connection with retirement plans qualifying for favorable tax treatment under the provisions of the Internal Revenue Code, as amended, and the CAPP may be used to hold amounts contributed under Contracts not issued in connection with such qualified plans; and

                   FURTHER RESOLVED, that the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Treasurer be, and that each of them with full power to act without the


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 others, hereby are, authorized to deposit such amount in each Carillon Account or in each sub-account thereof as may be necessary or appropriate to facilitate the commencement of the Accounts' operations; and

                  FURTHER RESOLVED, that the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Treasurer be, and that each of them with full power to act without the others, hereby are, authorized to transfer funds from time to time between the Company's general assets and Carillon Accounts as deemed necessary or appropriate and consistent with the terms of the Contracts; and

                  FURTHER RESOLVED, that the Chairman and Chief Executive Officer and the President and Chief Operating Officer be, and that each of them with full power to act without the other, hereby are, authorized to change the designation of the Carillon Accounts to such other designation as may be deemed necessary or appropriate; and

                  FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary or appropriate to: (a) register the Carillon Accounts as unit investment trusts under the Investment Company 1ct of 1940; (b) register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary or appropriate in


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  connection with the offering of said Contracts for sale and the operation of the Carillon Accounts in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal and state laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable laws as the officers of the Company shall deem necessary or appropriate; and

                   FURTHER RESOLVED, that the Chairman and. Chief Executive Officer, the President and Chief Operating Officer, and the General Counsel be, and that each of them with full power to act without the others, hereby are, authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Carillon Accounts, and by the Company as depositor, Notifications of Registration and Registration Statements registering the Carillon Accounts as investment companies under the Investment Company Act of 1940, and Registration Statements under the Securities Act of 1933 registering the Contracts, on such forms as may be prescribed, and any and all amendments to the foregoing on behalf of the Carillon Accounts and the Company, and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

                  FURTHER RESOLVED, that Mary Ann Overholt (and any successor General Counsel hereafter designated) be, and hereby is,

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 appointed as agent for service under any such registration statements and any and all amendments thereof, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

                   FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Company to take any and all actions that they nay deem necessary or appropriate in order to sell the Contracts. Such actions include, but are not limited to, any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states or other jurisdictions. In connection therewith such officers shall prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or appropriate (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications or as long as said officers or counsel deem it to be in the best interests of the Carillon Accounts and the Company; and

                  FURTHER RESOLVED, that the Chairman and Cha_ef Executive Officer, the President and Chief Operating Officer, and the General Counsel be, and that each of them with full power to act without the others, hereby are, authorized in the names and on behalf of the Carillon Accounts and the Company to execute and file

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 irrevocable written consents on the part of the Carillon Accounts and of the
 Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Carillon Accounts and of the Company for the purpose of receiving and accepting process; and

                  FURTHER RESOLVED, that the Chairman and Chief Executive Officer and the President and Chief Operating Officer be, and that each of them with full power to act without the other, hereby are authorized to establish procedures under which the Company may, as deemed necessary or appropriate, institute procedures for providing voting rights for owners of such Contracts (or others having appropriate interests in such Contracts) with. respect to securities owned by the Carillon Accounts; and

                  FURTHER RESOLVED, that the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the General Counsel be, and that each of them with full power to act without the others, hereby are, authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Carillon Investments, Inc. or any other qualified entity under which Carillon Investments, Inc. or such other entity will be appointed principal underwriter and distributor for the Contracts, and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with

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the establishment and maintenance of the Carillon Accounts and the design, issuance, and administration of the Contracts; and

                  FURTHER RESOLVED, that, since it is expected that the Carillon Accounts will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

                  FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as may be deemed necessary or appropriate to carry out the foregoing resolutions and the intent and purposes thereof.


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